UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2017

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-136110	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hempstead Avenue, West Hempstead, New York 11552
(Address of principal executive offices) (Zip Code)

(516) 693-5500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_____________________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 27, 2017, GTJ REIT, Inc. (the “Company”), the Company’s operating partnership, GTJ Realty, LP (the “Borrower”), and certain subsidiaries and/or affiliates of the Company (together with the Company, the “Guarantors”) entered into a Second Amendment to Credit Agreement and Other Loan Documents (the “Second Amendment”) with KeyBank National Association (“KeyBank”) and the other lending institutions (together with KeyBank, the “Lenders”) from time to time party to that certain Credit Agreement (the “Credit Agreement”), dated as of December 2, 2015, as amended by that certain First Amendment to Credit Agreement, dated as of June 30, 2016, by and among the Borrower, KeyBank and the other Lenders.

The Second Amendment increases the total commitment under the Credit Agreement from $50 million to $88 million.  The $38 million increase in the commitment (the “Specified Property Commitment”) may only be used for the acquisition of certain properties specified in the Second Amendment (including earnest money deposits) and the payment of customary closing costs.  The Second Amendment provides that the Specified Property Commitment cannot be borrowed unless all of the remaining commitment under the Credit Agreement has been utilized and is fully outstanding.  The Second Amendment further provides that advances from the Specified Property Commitment that are prepaid cannot be reborrowed.

The Second Amendment also extends the maturity date under the Credit Agreement from December 1, 2017 to February 28, 2018 (the “Initial Maturity Date”) with an extension option to June 30, 2019, subject to satisfaction of certain conditions, including that the Specified Property Commitment be terminated prior to the Initial Maturity Date.  The Second Amendment also amended certain ancillary documents to the Credit Agreement, including a form of Mortgage, a form of Assignment of Leases and Rents and a Guaranty among the Guarantors, KeyBank and the other Lenders.

The foregoing descriptions of the Second Amendment and other related agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference herein.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 2, 2017

GTJ REIT, Inc.

By:	/s/ Louis Sheinker
Louis Sheinker
President and Chief Operating Officer